EXHIBIT 10.43

Adopted by action of the Board of Directors: June 30, 2005; amended as of June 30, 2009.

PHOTOMEDEX, INC.

CODE OF ETHICS

ON INTERACTIONS WITH HEALTH CARE PROFESSIONALS

Adopted:                    June 30, 2005 Revised:June 30, 2009

Goal and Scope of Code

PhotoMedex is a medical device and pharmaceutical company focused on facilitating the cost-effective use of technologies for doctors, hospitals, surgery centers and patients or consumers. Our business has five general categories, or segments, of business activity. We are engaged in the business of marketing the XTRAC® laser system, a 308 nanometer (nm) excimer laser for dermatology (the "XTRAC") through a domestic segment and through an international segment. We also market skin-care products on a prescription basis and over-the-counter basis, as applicable, as well as products that are cosmetic and not sold by prescription or over-the-counter. In addition, we market dermatological products based on light-emitting diodes domestically and internationally; domestic marketing is directed to professional and non-professional users as well as to consumers for home use. We are also engaged in the business of marketing surgical products using a variety of lasers and related products over a range of specialties. We are committed to adhere to ethical and legal standards in our relationship with Health Care Professionals (defined below). This Code of Ethics (the "Code") is intended to govern our interactions with Health Care Professionals.

The term Health Care Professionals, as used herein, includes all individuals and entities involved in the product purchase decision, including persons licensed by state law to prescribe drugs or medical treatments for patients, medical students, members of a drug formulary committee, office and hospital staff, governmental agencies and group purchasing entities. All references to "Company," "we," "us" or "our" refer to PhotoMedex and PhotoMedex encompasses its subsidiaries, including without limitation ProCyte Corporation, Photo Therapeutics Ltd. and Photo Therapeutics, Inc. All references to "Employees," "you" or "your" refer to PhotoMedex's officers, directors, employees and consultants.

Our interactions with Health Care Professionals cover a range of activities, including:

•
Promotional Activities. We promote the sale and use of our device and drug products to Health Care Professionals directly and indirectly through representatives and distributors. We also promote through print advertisements, direct mail and other media, such as the internet.

•
Training and Product Related Education. We offer instruction, education, training, service and technical support to Health Care Professionals to ensure the safe and effective use of our device and drug products.

•
Research and Education. We support bona fide medical research and continuing medical education for Health Care Professionals to increase access to new technology and enhance the delivery of safe, efficacious and cost-effective health care.

•
Advancement of Medical Technology. We collaborate with Health Care Professionals to demonstrate the effectiveness of our device and drug products, to improve the utility and applications of our products and to create new products.

Our reputation for honesty, integrity and fair dealing with our customers, others we do business with, our Employees and the communities we serve is our most important asset. Accordingly, we require that you act in a manner consistent with the letter and intent of this Code and the policies underlying it. While the Code addresses many of the interactions we have with Health Care Professionals, it is impossible to provide specific guidance for every situation. Matters not specifically addressed in the Code, should be addressed in light of the following principle:

PhotoMedex insists on ethical business practices and socially responsible conduct and shall not use any unlawful inducement in order to sell, recommend or arrange for the sale or use of its products or services. Our failure to adhere to this Code could subject us to severe penalties, including disqualification of the Company as a vendor, civil fines and injunctions and criminal prosecution, fines and imprisonment.

Each of you is expected to become familiar with these policies and to affirm your agreement to comply with these policies by signing the Compliance Certificate that appears at the end of the Code. Any questions regarding the Code or matters not covered by the Code should be referred to your immediate supervisor, Compliance Officer or the Audit Committee of the Board (the "Audit Committee").

Promotional Activities

We interact with Health Care Professionals to discuss product features, contract negotiations, and sales terms, both in the Health Care Professionals' offices and at meetings and conferences.

•
Gifts. As of July 1, 2009, we may no longer provide modest gifts to Health Care Professionals, other than those which serve a genuine educational function such as medical textbooks or anatomical models used for educational purposes.  Such gifts may not have a fair market value exceeding $100 and should have no independent value to the Health Care Professionals aside from their educational value.  Under no circumstances may such gifts be given in the form of cash or cash equivalents.

•
Hospitality. We may pay for occasional hospitality only in the following circumstances: (i) where our sales representatives or their managers offer meals to be consumed in-office or in-hospital during the presentation of an informational program on our products, and the meal is modest by local standards; such meals may not be offered at restaurants, nor in ‘dine-and-dash’ or takeout formats; (ii) where our executives offer a modest meal outside the office or hospital but in a venue that is conducive to the exchange of information; and (iii) at speaker training programs and speaker programs, where a modest meal may be offered to attendees in a setting conducive to informational communication. It is not appropriate to pay for meals of guests of Health Care Professionals or any other person who does not have a bona fide professional interest in the information being shared at the meeting.

•
Promotional Items. We may no longer provide Health Care Professionals with items of minimal value that are related to the Health Care Professional's work but that are unrelated to educating the patient in disease states or treatments.   Such items include, but are not limited to, pens, prescription pads, mugs or sports bottles, etc.

•
Caps on Speaker Payments.  Under the revised policy, we must limit the amount we pay any one speaker in a given year.  We have therefore capped this amount at $40,000, subject to adjustment only by the Audit Committee.

• Samples; Information. We may provide appropriate samples or information to illustrate the benefits of our products and services, or opportunities for evaluation of our products and services.  Such materials must be accurate and not misleading, make only substantiated claims, reflect the balance between risks and rewards and be consistent with all FDA requirements.

 Under our former policy, the total value of gifts, promotional materials or any other items or activities that we provided to a Health Care Professional was not to exceed $1,500 per calendar year. Under the current policy due to changes under the Pharma Code, there is no overall cap; gifts, meals, promotional items are either prohibited or limited to modest values and resorted to occasionally. However, the current limitations still do not apply to financial support for continuing medical education forums, including Company training events, financial support for health educational scholarships, or samples or information given to physicians and other Health Care Professionals intended for free distribution to patients.  Neither does this total include benefits exempt under the anti-kickback laws (e.g. product discounts) or payments to consultants or investigators, provided such payments do not exceed the fair market value of the services rendered.

•
Off-label uses. We may not promote our products in the U.S. for uses that are not cleared or approved by the Food and Drug Administration. Such uses are called “off-label” uses. Health Care Professionals may be permitted, under the ethics of their professions, to use our products for uses that are “off-label”, and we in fact may be permitted under the health-care laws of other countries, to promote such uses in countries other than the U.S., depending on the laws of such countries. But neither of these considerations alters the fact that we are not permitted under FDA regulations to promote our products for off-label uses in the U.S.

We are permitted in the U.S. to respond to the request of a Health Care Professional for information about an off-label use. Any such response must be guided by three caveats:   (i) we must avoid the fact and appearance of inducing such requests; (ii) we must not convert such a request into an opportunity for promoting an off-label use; and (iii) we must confine our response to information within our sphere of competence. We are not competent in matters calling for a physician’s training, nor are we competent to advise on claims for Medicare or Medicaid reimbursement for the off-label use of a product.

We are permitted, at our own initiative or in response to a request for clinical information on an off-label use, to provide peer-reviewed professional articles on the off-label use. FDA guidelines stipulate that we must clearly mark any such article as describing an unapproved or uncleared use, and we must disclose any known relationship between the authors of the article and the manufacturers of the device or drug that might give rise to a conflict of interest. Consistent with the three caveats listed above, however, sales personnel should refer a physician’s request for information on off-label uses to the Clinical Liaison (presently Al Intintoli) at corporate headquarters, and the Liaison can direct distributing such professional articles or putting the physician in contact with our clinical specialists knowledgeable in such uses or with physician-users on a reference list.

Product Training and Education

We may sponsor programs focused on education and training in the safe and effective use of our products and services.

•
Location. Programs should be conducted in clinical, educational, conference or other setting, including hotel or other commercially available meeting facilities, that are conducive to the effective transmission of knowledge. Such venues shall not be located in a ‘resort’ or other entertainment-based facility. Programs requiring "hands-on" training in medical procedures should be held at training facilities, medical institutions, laboratories, or other appropriate facilities.

•	Training Staff The training staff should have the proper qualifications and expertise to conduct such training.

•
Hospitality. We may provide Health Care Professional attendees with hospitality in the form of meals and/or receptions in connection with these programs. Such hospitality shall be in a venue conducive to informational communication.

•	Travel and Lodging. We may no longer pay for reasonable travel and modest lodging costs incurred by attending Health Care Professionals who are not engaged by us as speakers.

•
Guests. It is not appropriate for us to pay for the meals, hospitality, travel, or other expenses for guest of Health Care Professionals or for any other person who does not have a bona fide professional interest in the information being shared at the meeting.

Third-Party Educational Conferences

We may support independent, educational or scientific conferences to promote scientific knowledge, medical advancement and the delivery of effective health care. These typically include conferences sponsored by national, regional or specialty medical associations, conferences sponsored by accredited continuing medical education providers and grand rounds.

•
Educational Grants. We may provide educational grants when: (1) the gathering is primarily dedicated to promoting objective scientific and educational activities and discourse; and (2) the training institution or the conference sponsor selects the attending Health Care Professionals who are in training. Such grants should be paid only to organizations with a genuine educational purpose or function, and may be used only to reimburse the legitimate expenses for bona fide educational activities. Such grants also should be consistent with relevant guidelines established by professional societies or organizations. The conference sponsor should be responsible for and control the selection of program content, faculty, educational methods and materials, and we shall not participate in or advise on this process even if we are requested to do so. We may provide grants either directly to the conference sponsor or to a training institution to reduce conference costs, or to allow attendance by medical students, residents, fellows and others who are Health Care Professionals in training.

•
Meals and Hospitality. We may provide funding to the conference sponsor to support the conference's meals and hospitality. We may not, however, provide meals and receptions for all Health Care Professional attendees, although we may make a donation to the sponsor to offset the cost of such meals and receptions for all attendees.

•	Faculty Expenses. We may make grants to conference sponsors for reasonable honoraria, travel, lodging and meals for Health Care Professionals who are bona fide conference faculty members.

Arrangements with Consultants, Clinical Investigators

We may engage Health Care Professionals to serve as consultants (including as clinical investigators) to provide valuable bona fide consulting services, including research, participation on an advisory board, presentations at our training or other professional meetings, and product collaboration. It is appropriate to pay Health Care Professionals reasonable compensation for performing these services.

•
Need and Qualification. Consulting agreements may be entered into only where a legitimate need and purpose for the services is identified in advance. Selection of consultants should be on the basis of the consultant's qualifications and expertise to address the identified purpose, and may not be on the basis of the past or potential volume or value of business generated by the consultant.

•
Written Agreement and Protocol. All consulting arrangements must be written, signed by the parties and must specify all services to be provided. Where research services are provided, the agreement must contain a statement of work or research protocol. All agreements must be signed by our Chief Executive Officer or Chief Financial Officer, or another officer specifically designated by them.

•	Compensation. Compensation paid to consultants must be consistent with the fair market value for the services provided.

•
Meetings. The venue and circumstances for meetings with consultants should be appropriate to the subject matter of the consultation. These meetings should be conducted in clinical, educational, conference, or other setting, including hotel or other commercially available meeting facilities, conducive to the effective exchange of information.  Such venues shall not be located in a ‘resort’ or other entertainment-based facility.

•
Hospitality. Hospitality that occurs in conjunction with a consultant meeting or consultant's services should be modest in value and should be subordinate in time and focus to the primary purpose of the meeting or services.

•
Travel and Lodging. We may pay for reasonable and actual expenses incurred by consultants in carrying out the subject of the consulting arrangement, including reasonable and actual travel, modest meals and lodging costs incurred by consultants attending meetings with us or on our behalf.

•
FDA and other Regulatory Restrictions for Clinical Investigators. Our relationships with clinical investigators in trials to be submitted to the FDA or other regulatory agencies are governed by conflict of interest, disclosure and other rules. Nothing in the Code is intended to supersede or modify our strict compliance with such regulations.

Provision of Reimbursement and Other Economic Information

We support accurate and responsible billing to Medicare and other payors. We may assist Health Care Professionals by providing reimbursement information regarding our products, including identifying or justifying appropriate coverage, coding, or billing of products, or of procedures using those products, or other economic information about our products and services. However, this is only acceptable if (a) the information provided is accurate and (b) the information is of a general nature and of insubstantial fair market value such that our assistance does not supplant the judgment and responsibility of the Health Care Professional. However, we are not to advise on such matters in respect of uses of a drug or device that is considered an off-label use.

Grants and Other Charitable Donations

We may make donations for a charitable purpose, such as supporting genuine independent medical research for the advancement of medical science or education, indigent care, patient education, public education or the sponsorship of events where proceeds are intended for charitable purposes. We may not make such donations for the purpose of unlawfully inducing Health Care Professionals to purchase, recommend, use, or arrange for the purchase or use of our products.

•	Recipients. Donations should be made only to charitable organizations or in rare instances, to individuals engaged in genuine charitable missions for the support of that mission.

•
Advancement of Medical Education. We may make grants to support the genuine medical education of medical students, residents, and fellows participating in fellowship programs, which are charitable or have an academic affiliation or, where consistent with the preamble to this section, other medical personnel.

•	Support of Research with Scientific Merit. We may make research grants to support genuine medical research. The purpose of the grant must be clearly documented.

•	Public Education. We may make grants for the purpose of supporting education of patients or the public about important health care topics.

•	Authorization. Any request for charitable donations must be made to and approved by the Compliance Officer.

International Interactions with Health Care Professionals

We recognize that customs, practices, laws and regulations vary throughout the world. However, it is our intent that the underlying purposes of the Code, to ensure ethical and legal relationships with Health Care Professionals, are equally applicable inside and outside the United States. Interactions that may be customary and not illegal in a particular country may still be unlawful under U.S. law and subject PhotoMedex and the persons involved to criminal liability.